Exhibit 10.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Radius Health, Inc., a Delaware corporation
Number of Shares:	4,706
Type/Series of Stock:	Common Stock, par value $0.0001 per share
Warrant Price:	$12.75 per share
Issue Date:	July 10, 2014
Expiration Date:	July 10, 2019 (See also Section 5.1(b))
Credit Facility:

This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement, dated as of May 30, 2014, by and among Solar Capital Ltd., Oxford Finance LLC and the Company (as amended, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”), is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1                               Method of Exercise.  Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with (i) a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1, (ii) unless the Stockholders’ Agreement, as defined below, has been terminated or is no longer in effect at the time of exercise, an Instrument of Adherence duly executed by the Holder in substantially the form attached hereto as Appendix 2 (with such changes to Appendix 2 to maintain compliance with the then current Stockholders’ Agreement, as defined below, the “Instrument of Adherence”) and (iii) unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.  It is hereby agreed by the Company and the Holder that (x) the Instrument of Adherence shall add the Holder as a party to the Fifth Amended and Restated Stockholders’ Agreement, dated April 24, 2014 (as amended and in effect from time to time, the “Stockholders’ Agreement”), among the Company and the other parties named therein, as a Stockholder and a Holder under the terms of the Stockholders’ Agreement, (y) the Company’s signature below hereby constitutes the Company’s written acceptance of such Instrument of Adherence (pursuant to Section 17 of the Stockholders’ Agreement, or such similar section of the Stockholders’ Agreement as in effect at the time of exercise of the Warrant) effective upon receipt thereof by the Company in connection with the Company’s receipt of a duly executed Notice of Exercise, and (z) the Holder shall be considered to be a Stockholder and Holder under the Stockholders’ Agreement effective as of the receipt by the Company of the Notice of Exercise and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                               Cashless Exercise.  On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =                             the number of Shares to be issued to the Holder;

Y =                             the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =                             the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =                             the Warrant Price.

1.3                               Fair Market Value.  If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If the Company’s common stock is then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s common stock into which a Share is then convertible.  If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4                               Delivery of Certificate and New Warrant.  Promptly after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5                               Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6                               Treatment of Warrant Upon Acquisition of Company.

(a)                                 Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own shares representing less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)                                 Treatment of Warrant at Acquisition.  In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (as defined below) (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, except as set forth under Section 1.6(c) below, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)                                  The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition.  Notwithstanding the foregoing, if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above (without any pre-condition under Section 1.1 above or otherwise, including, without limitation, any delivery by the Holder of an Instrument of Adherence, which, in such instance, if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered to the Company and to accordingly have become a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder effective immediately upon the effectiveness of such automatic exercise of this Warrant) as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder.

(d)                                 Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this

Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)                                  As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition..

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1                               Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2                               Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3                               Conversion of Preferred Stock.  If the Class is a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into common stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4                               Adjustments for Diluting Issuances.  Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Articles or Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5                               No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6                               Notice/Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                               Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder as follows:

(a)                                 All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.

(b)                                 The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(c)                                  The Company has directed the Holder to documents that the Company has publicly filed with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), which include a true, complete and correct copy of the Stockholders’ Agreement as amended and/or restated as of the Issue Date and true, complete and correct copies of the Company’s certificate of incorporation, as amended and/or restated as of the Issue Date.

(d)                                 That upon exercise of this Warrant, the Holder will be a Stockholder and Holder under the Stockholders’ Agreement, and shall have the registration rights set forth in Section 5.12 below with respect to the shares of capital stock of the Company issued to the Holder pursuant to such exercise.

3.2                               Notice of Certain Events.  If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

(e) effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1) at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith unless such registration statement has been filed prior to the date of issuance of this Warrant, in which case no notice need be provided by the Company to the Holder pursuant to this Section 3.2.

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof whether or not the Company gives written notice to Holder of a Cash/Public Acquisition as required by the terms hereof.  Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDER.

The Holder represents and warrants to the Company, and agrees, as applicable, as follows:

4.1                                       Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                                       Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3                                       Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                                       Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                                       The Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.7                                       No Voting Rights.  Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1                               Term and Automatic Conversion Upon Expiration.

(a)                                 Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b)                                 Automatic Cashless Exercise upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder. In addition, upon an automatic exercise pursuant to this Section 5.1(b), if an Instrument of Adherence would otherwise have been required to have been delivered in connection with an election to exercise pursuant to Section 1.1 above, the Holder shall be deemed to have delivered such document to the Company, and shall be deemed to be a party to the Stockholders’ Agreement as a Stockholder and a Holder thereunder and have all the registration rights set forth in Section 5.12 below, as of the date of automatic exercise pursuant to this Section 5.1(b).

5.2                               Legends.                                                The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SOLAR CAPITAL LTD. DATED JULY 10, 2014, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3                               Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure.  Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this

Warrant.  Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5                               Notices.  All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Solar Capital Ltd.

Attn:  Anthony Storino

500 Park Avenue, 3rd Floor

New York, NY 10022

Telephone:  (646) 308 - 8730

Facsimile: (212) 993-1698

Email address:  storino@solarcapltd.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

Attn:  Jeff Kayes

425 Market Street, 32nd Floor

San Francisco, CA 94105

Telephone: (415) 268-6975

Facsimile: (415) 268-7522

Email: jkayes@mofo.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Radius Health, Inc.

Attn: Nick Harvey, Chief Financial Officer

201 Broadway, 6th Floor

Cambridge, MA 02139

Telephone: (617) 444-1834

Facsimile: (617) 551-4701

Email: bnharvey@radiuspharm.com

With a copy (which shall not constitute notice) to:

Latham & Watkins

Attn: Haim Zaltzman

505 Montgomery Street

San Francisco, CA 94111

Telephone: (415) 395-8870

Fax: (415) 395-8095

Email: haim.zaltzman@lw.com

5.6                               Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7                               Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8                               Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9                               Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10                        Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11                        Business Days.  “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

5.12                        Registration Rights.  The Company hereby agrees that shares of the Company’s Common Stock issued and issuable upon exercise of this Warrant (or upon conversion of the shares issuable upon exercise of this Warrant) shall have, effective as of the date of exercise of this Warrant, all registration rights pursuant to and as set forth in the Stockholders’ Agreement, on a pari passu basis with the other parties to such agreement, including, without limitation, the piggyback and S-3 registration rights set forth in Sections 3.4(b) and 3.5 of the Stockholders’ Agreement (or such corollary provision as may be in effect as of the date of exercise of this Warrant).  The foregoing referenced registration rights will be subject to and governed by the terms of the Stockholders’ Agreement.  Notwithstanding the Company’s written acceptance of the Instrument of Adherence by its signature below (pursuant to the terms of Section 1.1 above and Section 17 of the Stockholders’ Agreement) upon its delivery by the Holder to the Company in connection with the delivery of a Notice of Exercise, the Company hereby agrees to deliver a countersigned Instrument of Adherence to the Holder promptly following receipt of the Holder’s executed copy, and in any event within two (2) business days thereafter, provided that the Holder’s rights under the Stockholders’ Agreement shall be effective as of the date of exercise whether or not the Company returns a countersigned Instrument of Adherence. In addition, (i) prior to the exercise of this Warrant, the Company will provide to the Holder all notices required to be sent to the parties to the Stockholders’ Agreement pursuant to the terms of such agreement as if the Holder were a Holder and Stockholder under the Stockholders’ Agreement as of and after the Issue Date of this Warrant, (ii) other than the amendment and restatement of the Stockholders’ Agreement contemplated by that certain Fifth Amended and Restated Stockholders’ Agreement, dated as of April 24, 2014, among the Company and the Stockholders referenced therein (the “New Stockholders’ Agreement”) (a true and correct copy of which has been publicly filed by the Company via EDGAR), which is to automatically become effective immediately prior to the listing of the Common Stock on a national securities exchange, the Company shall not amend, waive, terminate or modify the terms of the Stockholders’ Agreement without the prior written consent of the Holder unless such amendment, waiver, termination or modification both (a) applies to all Holders and Stockholders under the Stockholders’ Agreement in the same manner in which it would apply to the Holder as a party under the Stockholders’ Agreement, assuming, for purposes of this clause (a), that the Holder had exercised this Warrant and become a party to the Stockholders’ Agreement pursuant to the Instrument of Adherence prior to the effectiveness of any such amendment, waiver, termination or modification, and (b) does not prevent the Holder from becoming a party thereto (except in the case that the Stockholders’ Agreement is wholly terminated without replacement) upon delivery of the Instrument of Adherence, and (iii) other than with respect to the amendment and restatement of the Stockholders’ Agreement contemplated by the New Stockholders’ Agreement, the Company shall promptly, and in no event more than five (5) business days after the date of such event, deliver to the Holder true and complete copies of any amendment, waiver, termination or modification of the Stockholders’ Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward

Name:	Robert E. Ward
(Print)

Title:	President and Chief Executive Officer

“HOLDER”

SOLAR CAPITAL LTD.

By:	/s/ Anthony J. Storino

Name:	Anthony J. Storino
(Print)

Title:	Authorized Signatory

APPENDIX 1

NOTICE OF EXERCISE

1.                                      The undersigned Holder hereby exercises its right purchase                        shares of the Common/Series B-2 Convertible Preferred [circle one] Stock of Radius Health, Inc., a Delaware corporation  (the “Company”), in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ]                            check in the amount of $                 payable to order of the Company enclosed herewith

[    ]                            Wire transfer of immediately available funds to the Company’s account

[    ]                            Cashless Exercise pursuant to Section 1.2 of the Warrant

[    ]                            Other [Describe]

2.                                      Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.   By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1

SCHEDULE 1

Company Capitalization Table

[see attached]

Schedule 1

RADIUS HEALTH, INC

	Common Stock	% Shares Out	Fully Diluted Shares	% Fully Diluted
MPM Bioventures III Funds	206,506	0.69%	212,101	0.60%
MPM Bioventures III-QP, L.P.	3,071,454	10.33%	3,154,676	8.92%
MPM Bioventures III GMBH & Co.	259,567	0.87%	266,599	0.75%
MPM Bioventures III Parallel Fund, L.P.	92,734	0.31%	95,246	0.27%
MPM Asset Management Investors 2003	59,445	0.20%	61,054	0.17%
MPM Bio IV NVS Strategic Fund	2,141,547	7.20%	2,220,097	6.28%
The Wellcome Trust	1,729,091	5.81%	1,729,091	4.89%
HealthCare Ventures VII	1,367,780	4.60%	1,367,780	3.87%
OBP IV Holdings	1,230,085	4.14%	1,230,085	3.48%
mRNA Fund II Holdings	11,069	0.04%	11,069	0.03%
BB Biotech Ventures II	1,393,443	4.68%	1,442,537	4.08%
Scottish Widows (Healthcare PE)	461,076	1.55%	461,076	1.30%
Raymond F. Schinazi	37,789	0.13%	40,744	0.12%
David E. Thompson Revocable Trust	10,573	0.04%	10,573	0.03%
H.Watt Gregory, III	7,146	0.02%	7,146	0.02%
The Richman Trust	3,831	0.01%	3,907	0.01%
Breining Family Trust	2,177	0.01%	2,177	0.01%
Dr. Dennis A. Carson	233	0.00%	233	0.00%
Jonnie K. Westbrook	159	0.00%	159	0.00%
Nordic Bioscience	3,023,712	10.16%	3,023,712	8.55%
Brookside	1,824,524	6.13%	1,943,242	5.49%
Biotech Growth N.V.	2,705,040	9.09%	2,883,563	8.15%
Ipsen	258,208	0.87%	262,134	0.74%
F2 Biosciences III	1,557,328	5.24%	1,914,375	5.41%
F2 Biosciences IV	1,794,983	6.03%	2,044,915	5.78%
F2 Bio Ventures V	871,851	2.93%	993,247	2.81%
F2 Biosciences VI L.P.	587,500	1.98%	587,500	1.66%
GE Capital Equity Investments	—	0.00%	29,459	0.08%
Oxford Finance LLC	—	0.00%	68,839	0.19%
Solar Capital	20,435	0.07%	20,435	0.06%
Leerink	—	0.00%	11,774	0.03%

Note: 26.2% of FD shares are held by common stockholders, not shown here.

Schedule 1

APPENDIX 2

Instrument of Adherence to
Fifth Amended and Restated
Stockholders’ Agreement
dated April 24, 2014

[                 , 20    ]

Reference is hereby made to that certain FIFTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 24th day of April, 2014, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                                shares of Series B-2 Convertible Preferred Stock/Common Stock issuable upon exercise of that certain Warrant to Purchase Stock, dated                      , 2014, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of capital stock of the Corporation to the New Stockholder Party, the undersigned has become a party to the Agreement in the capacities of a Stockholder and a Holder, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to the Stockholder and Holder parties thereunder and shall be deemed to have made all of the representations and warranties made by the Stockholder and Holder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Schedule 1